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                                                                    EXHIBIT 23.2

[KPMG LETTERHEAD]



                          INDEPENDENT AUDITORS' CONSENT



To the Board of Directors
Bank of Stockdale, FSB:


We consent to incorporation by reference in the registration statement (No. 333-50701) on Form S-8 and the registration statement (No. 333-91735) on Form S-8 of VIB Corp of our report dated February 19, 1999, relating to the statement of income, changes in stockholders' equity, and cash flows of Bank of Stockdale, FSB for the year ended December 31, 1998, which report appears in the December 31, 2000, annual report on Form 10-K of VIB Corp.




                                             /s/ KPMG LLP


Sacramento, California
March 14, 2001
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